UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

February 3, 2021

Date of report (Date of earliest event reported)

NUVERA COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

Minnesota	0-3024	41-0440990
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

27 North Minnesota Street

New Ulm, MN 56073

(Address of principal executive offices, including zip code)

(507) 354-4111

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or  Rule 12b-2 of the Securities Exchange Act of 1934 (§230.12b-2 of this chapter). Emerging growth company     Yes ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Securities registered pursuant to Section 12(b) of the Act: None.

Item 1.02 – Termination of a Material Definitive Agreement

On February 3, 2021, Nuvera Communications, Inc. (“Nuvera” or the “Company”) was notified by Citizens Bank Minnesota (“Citizens”), the lender on the Company’s Paycheck Protection Program Loan (“PPP Loan”), as described below, that Citizens had received payment in full from the United States federal government for the amount of the Company’s PPP Loan and the Company’s PPP Loan had been fully forgiven.

On April 16, 2020, Nuvera received approximately $2.9 million in support from the United States federal government under the PPP established as part of the Coronavirus Aid, Relief and Economic Security Act, or the CARES Act. The PPP was administered by the United States Small Business Administration (“SBA”) and was designed to provide a direct incentive for small businesses to keep their workers employed during the COVID-19 crisis. The SBA was given the authority under the PPP to forgive loans if all employees were kept on the payroll for a required period and the loan proceeds were used for payroll, rent and utilities. As previously disclosed, Nuvera retained employment of all employees through the required period and followed all applicable SBA rules regarding its PPP Loan. The Company applied for debt forgiveness in August 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 4, 2021	Nuvera Communications, Inc.

	By:	/s/Curtis Kawlewski
Curtis Kawlewski
	Its:	Chief Financial Officer

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